Whole Foods Market, Inc.
601 N. Lamar, Suite 300
Austin, Texas  78703
512.477.4455 Phone
512.477.1301 Fax

September 10, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk, Stop 1-4

Re:  Whole Foods Market, Inc.

I hereby authorize and designate:

Glenda Flanagan, Executive VP & Chief
Financial Officer,
Whole Foods Market, Inc.
Cynthia M. McCann, Vice President, Investor
Relations, Whole Foods Market, Inc.
	Erica Goldbloom, Executive Asst.,
Shareholder Services Investor Relations,
Whole Foods Market, Inc.

to execute and file with the Securities and Exchange
Commission the following forms:

Form 3 - Initial Statement of Beneficial
Ownership of Securities
Form 4 - Statement of Changes in
Beneficial Ownership of Securities
Form 5 - Annual Statement of Changes in
Beneficial Ownership of    Securities

This authorization is effective until further notice.

Sincerely,

	Gabrielle Greene
	Gabrielle Greene
	Director, Whole Foods Market, Inc.